Exhibit 99.2

Carbon Bond Holidngs LLC

CONTENTS

PAGE

REPORT OF INEDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

BALANCE SHEET	F-3

NOTES TO BALANCE SHEET	F-4 to F-6

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Carbon Bond Holdings LLC

We have audited the accompanying balance sheet of Carbon Bond Holdings LLC (the “Company”) as of December 31, 2013. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such an opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Carbon Bond Holdings LLC at December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
August 14, 2014

F-2

Carbon Bond Holdings LLC
Balance Sheet

December 31, 2013

ASSETS

CURRENT ASSETS
Due from stockholders	$200

TOTAL CURRENT ASSETS	200

TOTAL ASSETS	$200

STOCKHOLDERS’ EQUITY

STOCKHOLDERS' EQUITY

Common stock no par value; 100,000,000 shares authorized, and 54,000,000 shares issued and outstanding	200

Accumulated deficit	-

TOTAL STOCKHOLDERS’ EQUITY	$200

See accompanying notes to the balance sheet.

F-3

Carbon Bond Holdings LLC
Notes to Balance Sheet

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Carbon Bond Holdings LLC (“Carbon Bond”), a Colorado “S” Corporation was formed on October 21, 2013 for the purpose of providing administrative services and licensing proprietary software for CannLabs, Inc. a privately held “S” Corporation (“CannLabs Colorado”), which is a stand-alone cannabis testing laboratory in Denver, Colorado owned by related parties.  Carbon Bond had no operations until January 1, 2014.

NOTE 2 – DUE FROM STOCKHOLDERS

The amount due from stockholders was for the original issuance of 1,000 shares (pre-split) of common stock. The stockholders’ repaid Carbon Bond during the first quarter of 2014.

NOTE 3 – SUBSEQUENT EVENTS

Subsequent Events

Financial Accounting Standards Board Accounting Standards Codification 855-10, Subsequent Events, establishes general standards of accounting and disclosure of events that occur after the consolidated balance sheet date but before the date the financial statements are available to be issued. Subsequent events have been evaluated through August 14, 2014, the date that the consolidated financial statements were available to be issued.

On January 1, 2014, Carbon Bond entered into an asset transfer agreement with CannLabs Colorado, whereby Carbon Bond would acquire all of the assets and liabilities of CannLabs Colorado, except for the Retail Marijuana Conditional License.   Since Carbon Bond and CannLabs Colorado are commonly managed, the assets and liabilities were transferred at their carrying amounts in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805.  The following table summarizes CannLabs Colorado’s assets and liabilities transferred as of January 1, 2014:

January 1,
2014

Assets:
Cash	$54,394
Prepaid expenses	4,089
Stockholder's loan	13,770
Fixed assets, net	147,141
Deposit	3,507
Total assets	$222,901

Liabilities:
Accounts payable and accrued expenses	$14,923
Deferred revenue	3,448
Obligations under capital leases	75,828
Notes payable - stockholder	100,000
Total liabilites	$194,199

Net assets	$28,702
Less: Consideration	-

Non controlling interest - variable interest entity	$28,702

F-4

Carbon Bond Holdings LLC
Notes to Balance Sheet

On April 1, 2014, Carbon Bond formally entered into an administrative services and software licensing agreement with CannLabs Colorado with an effective date of January 1, 2014.  The administrative services agreement requires CannLabs Colorado to pay a monthly fee consisting of certain expenses paid by Carbon Bond for the prior month plus 15%.  The software licensing agreement requires CannLabs Colorado to pay a monthly fee of $10,000 to Carbon Bond for the use of certain software.

CannLabs – Connecticut, Inc. (“CannLabs – CT”) was formed on May 15, 2014 as a Nevada corporation for the purpose of licensing a laboratory in Connecticut, and is owned by two of the stockholders of CannLabs, Inc.  On July 31, 2014, Carbon Bond formally entered into an administrative services and software licensing agreement with CannLabs – CT with an effective date of May15, 2014.  The administrative services agreement requires CannLabs – CT to pay a monthly fee consisting of certain expenses paid by Carbon Bond for the prior month plus 15%.  The software licensing agreement requires CannLabs – CT to pay a monthly fee of $10,000 to Carbon Bond for the use of certain software, once CannLabs – CT begins generating revenue.

CannLabs – Nevada, INC. (“CannLabs – NV”) was formed on May 15, 2014 as a Nevada corporation for the purpose of licensing a laboratory in Nevada, and is owned by two of the stockholders of CannLabs, Inc.  On July 31, 2014, Carbon Bond formally entered into an administrative services and software licensing agreement with CannLabs - NV with an effective date of May15, 2014.  The administrative services agreement requires CannLabs – NV to pay a monthly fee consisting of certain expenses paid by Carbon Bond for the prior month plus 15%.  The software licensing agreement requires CannLabs – NV to pay a monthly fee of $10,000 to Carbon Bond for the use of certain software, once CannLabs – NV begins generating revenue.

According to the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation, Carbon Bond has evaluated its relationship with CannLabs Colorado, CannLabs – CT, and CannLabs - NV, and has concluded that, CannLabs Colorado, CannLabs – CT and CannLabs – NV are variable interest entities  for accounting purposes.  As a result of the contractual arrangements, which enable Carbon Bond to manage CannLabs Colorado, CannLabs – CT and CannLabs – NV (collectively, the “VIEs”), Carbon Bond is the primary beneficiary of the VIEs.  Accordingly, Carbon Bond adopted the provisions of FASB ASC 810 and will consolidate the VIEs.  The Statements of Operations for the three and six months ended June 30, 2014 reflect the operations of the VIEs.

On May 27, 2014, Carbon Bond changed its name from Carbon Holdings LLC to Carbon Bond Holdings, Inc. and became a “C” Corporation.

On June 10, 2014, the Company effected a 54,000 to 1 stock split. As a result of the stock split, the outstanding shares of common stock issued increased from 1,000 to 54,000,000 shares. Concurrent with the split Carbon Bond increased its authorized number of common shares from 1,000 to 100,000,000. As a result all of the shares of common stock were retroactively adjusted.

On June 10, 2014, two majority shareholders surrendered 35.7 shares each of Carbon Bond common stock to the company, which was recorded as Treasury Stock at no cost.

Also on June 10, 2014, Carbon Bond converted a $100,000 note payable – stockholder into 71.4 shares of common stock, which were issued from Treasury Stock. Upon the stock split of 54,000 to 1 these shares were converted into 3,855,600 shares.

On June 10, 2014, Carbon Bond issued 5,295,000 shares to directors, board members, officers, employees, and consultants.  The shares were valued at $137,670 fair value and are being expensed over the vesting terms for directors, board members, officers and employees and over the term of the contract for consultants.

On June 12, 2014, CannLabs, Inc. (“Pubco”), formerly Speedsport Branding, Inc., entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Carbon Bond Holdings, Inc., and CLB Acquisition Corp., Pubco’s newly-formed wholly-owned subsidiary (“Acquisition Sub”). Upon the closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with Carbon Bond, and Carbon Bond, as the surviving corporation, became a wholly-owned subsidiary of the Pubco.

Pursuant to the terms and conditions of the Merger Agreement, (i) each share of Carbon Bond common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of Pubco’s common stock. Accordingly, an aggregate of 59,295,000 shares of Carbon Bond’s common stock were issued to the holders of Carbon Bond’s common stock.

Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination.  That is, the share exchange is equivalent to the issuance of stock by Pubco for the net monetary assets of Carbon Bond, accompanied by a recapitalization, and is accounted for as a change in capital structure.  Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded.  Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, Pubco, are those of the legal acquiree Carbon Bond, which are considered to be the accounting acquirer.

F-5

Carbon Bond Holdings LLC
Notes to Balance Sheet

On July 14, 2014, two officers of the Company returned 1,500,000 shares each to the Company.

On July 14, 2014, the Company appointed a new Chief Executive Officer and entered into a three year employment agreement with the individual. As part of his employment agreement, the Company issued 3 million shares of the Company’s common stock, which vest 50% on January 1, 2016 and quarterly over the remaining initial three year term. The stock is valued at $6 million and will be expensed over the vesting term.

On July 21, 2014, an employee ceased employment with the Company and forfeited 100,000 shares of unvested common stock.

On July 28, 2014, the Company issued 200,000 stock options to an employee, which will be valued using the Black-Scholes Option Pricing Model and will be expensed over the vesting term.

Upon the closing of the Merger, the Company entered into a Note Purchase Agreement with an accredited investor (the “Note Purchase Agreement”), pursuant to which the investor agreed to purchase up to $750,000 of senior secured convertible promissory notes (the “Senior Secured Notes”) in a series of three closings to occur on August 15, 2014, September 15, 2014 and October 15, 2014. On July 28, 2014, the Company issued a senior secured convertible promissory note in the amount of $250,000, in accordance with the Note Purchase Agreement, which bears interest at 8% per annum. In connection with the Note Purchase Agreement, the Company also entered into a Security Agreement and an Intellectual Property Security Agreement. In addition, the subsidiary of the Company, Carbon Bond entered into a Subsidiary Guarantee in favor of the Buyer.

On August 1, 2014, CannLabs, Inc. entered into a sixty four month lease for a property in Hartford, Connecticut. The lease requires annual rental of $61,233, which increases annually.

F-6